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EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS


                          INDEPENDENT AUDITORS CONSENT


The Board of Directors and Stockholders
Polaroid Corporation

We consent to incorporation by reference in the Registration Statements No. 33-36384 on Form S-8, No. 33-44661 on Form S-3, No. 33-51173 on Form S-8, No.
333-32283 on Form S-8, No. 333-32285 on Form S-8, No. 333-67647 on Form S-3
and No. 333-96051 on Form S-3 of Polaroid Corporation of our reports dated January 22, 2001, except as to Note 6, Note 15 and Paragraph 6 of Note 14 which are as of March 27, 2001 relating to the consolidated balance sheets of Polaroid Corporation and subsidiary companies as of December 31, 2000 and 1999, and the related consolidated statements of earnings, cash flows, and changes in common stockholders equity, and related financial statement schedule for each of the years in the three-year period ended December 31, 2000, which reports appear in the December 31, 2000 annual report on Form 10-K of Polaroid Corporation.

                                         /S/ KPMG LLP


Boston, Massachusetts
March 30, 2001